                                                                    EXHIBIT 99.1

                         UNITED STATES DISTRICT COURT

                          SOUTHERN DISTRICT OF TEXAS

                               HOUSTON DIVISION

UNITED STATES OF AMERICA        )
                                )
v.                              )
                                )               CRIMINAL NO. H-97-262-SS
ALAN BRADY BINGHAM              )
HAROLD DEAVOURS                 )
ALTON DANE HUDNALL              )             Conspiracy: 18 U.S.C. (S) 371
CONNIE FARRAR                   )            Wire Fraud: 18 U.S.C. (S) 1343
CHRISTOPHER ROBICHAUX and       )     Money Laundering: 18 U.S.C. (S) 1956(a)(1)
GARY WADKINS                    )
                                )
Defendants:                     )

                         SECOND SUPERSEDING INDICTMENT
                         -----------------------------

THE GRAND JURY CHARGES:

                                   COUNT ONE
                                   ---------
                       (Conspiracy -- 18 U.S.C. (S) 371)

        A.  Introduction.
            ------------

At all times material to this indictment:
----------------------------------------

            1. Defendants ALAN BRADY BINGHAM, ALTON DANE HUDNALL AND GARY WADKINS were Texas businessmen.

            2. Elderway Investments Limited ("Elderway") and Oldburn Trading Limited ("Oldburn") were foreign corporations controlled by defendants BINGHAM and HUDNALL.

            3. In 1994, the principal offices of Elderway and Oldburn were located in Bingham's apartment at 10/33 Draycott Place in London. In 1995, the offices moved to 1800 West

Loop South, Houston, Texas, and then to 4400 Post Oak Parkway in Houston, Texas.

          4. Defendant CONNIE FARRAR was the office manager of Oldburn and Elderway in 1995 and 1996.

          5. Integrated Benefits Services Inc. ("IBS") was a Texas company controlled by defendant WADKINS. The IBS office was located at 1800 West Loop South, Houston, Texas.

          6.   Defendant CHRISTOPHER ROBICHAUX worked for defendant WADKINS at
IBS.

          7. Smith Barney Inc. ("Smith Barney") was a large securities brokerage firm based in New York City with offices all around the United States, including one in the Transco Tower in Houston, Texas.

          8. Defendant HAROLD DEAVOURS was employed by Smith Barney at the Transco Tower office in Houston. Defendant DEAVOURS' job title was "Financial Consultant".

     B.   The Conspiracy.
          --------------

          1. Beginning around April, 1994, and continuing through in or about August, 1996, in the Houston Division of the Southern District of Texas, and elsewhere, the defendants,

                              ALAN BRADY BINGHAM,
                               HAROLD DEAVOURS,
                              ALTON DANE HUDNALL,
                                CONNIE FARRAR,
                           CHRISTOPHER ROBICHAUX and
                                 GARY WADKINS

did knowingly combine, conspire, confederate and agree with others known and unknown to the Grand Jury, to commit the following offense against the United
States:

     To use interstate and foreign wire facilities for the purpose of executing a scheme and artifice to defraud and for obtaining money or property by means to false and fraudulent pretenses, representations, and promises. In violation of Title 18, United States Code, Section 1343.

     C.   The Object of the Scheme to Defraud.
          -----------------------------------

          1. The object of the scheme to defraud was for the defendants to obtain and control other people's money and to use the money as the defendant's saw fit, including for their own benefit.

     D.   The Manner and Means of the Conspiracy.
          --------------------------------------

          It was part of the conspiracy that:

          1. Defendants BINGHAM, HUDNALL and WATKINS would and did promote an investment program supposedly operated by Elderway and Oldburn.

          2. Defendants BINGHAM, HUDNALL and WATKINS would and did claim that the investment program generated large profits by using investors' money to trade financial instruments through Smith Barney.

          3. Defendants BINGHAM, HUDNALL, ROBICHAUX and WATKINS would and did use portions of the investors' money to trade financial instruments, but ended up losing millions of dollars.

          4. Defendants BINGHAM, FARRAR, HUDNALL, ROBICHAUX and WATKINS would and did cause written reports to be sent to Switzerland that falsely claimed the trading had resulted in large profits.

          5. Defendants BINGHAM, HUDNALL and ROBICHAUX would and did instruct Smith Barney and Compass Bank to wire transfer millions of dollars of investors's principal to banks in Liechtenstien for distribution to the investors, so the investors would think the program was profitable and would invest even more money.

          6.  Defendants BINGHAM, DEAVOURS, FARRAR, HUDNALL,

ROBICHAUX and WATKINS would and did induce foreign investors to wire transfer millions of dollars to Compass Bank, allegedly for the benefit of Smith Barney, when BINGHAM, DEAVOURS, FARRAR, HUDNALL, ROBICHAUX and WATKINS knew that Smith Barney was not receiving the money.

          7. Each time an investor wire transferred money for participation in the Elderway/Oldburn Investment program, defendants BINGHAM or ROBICHAUX would and did sign a letter addressed to defendant DEAVOURS at Smith Barney.

          8. Defendants BINGHAM, FARRAR, HUDNALL, ROBICHAUX and WADKINS would and did cause millions of dollars of additional losses by using the investors' money to buy houses, to pay $1.5 million dollars to IBS, to invest in failed business ventures and to pay defendant DEAVOURS a secret monthly salary of $10,000.

     E.   The Overt Acts.
          --------------

          For the purpose of accomplishing the objects of the conspiracy, the following overt acts, among others, were committed in the Southern District of Texas and elsewhere:

     (1) In or about April, 1994, defendants ROBICHAUX and WATKINS met with defendant DEAVOURS to talk about Oldburn's trading program.

     (2) On or about June 14, 1994, defendant WADKINS opened an account for Oldburn at Smith Barney.

     (3) On or about September 1, 1994, defendants ROBICHAUX and WADKINS caused Smith Barney to wire transfer $72,895.28 of investors' principal to an IBS bank account.

     (4) On or about September 16, 1994, defendant BINGHAM met with investors in Switzerland.

     (5) On or about September 26, 1994, defendant BINGHAM met with investors in Switzerland.

(6) On or about September 28, 1994, defendant BINGHAM sent a fax to an investor in Switzerland falsely claiming that Oldburn had earned a profit by selling the CMO.

(7) On or about October 15, 1994, defendants BINGHAM and HUDNALL met with investors in Switzerland.

(8) On or about October 25, 1994, defendant ROBICHAUX opened an account for Elderway at Smith Barney.

(9) On or about November 8, 1994, defendants BINGHAM and HUDNALL met with investors in Switzerland.

(10) On or about November 10, 1994, defendants DEAVOURS and ROBICHAUX signed a "Receipt of Funds" letter in the amount of $1,150,000.

(11) On or about November 30, 1994, defendants DEAVOURS and ROBICHAUX signed a " Receipt of Funds" letter in the amount of $400,000.

(12) On or about December 8, 1994, defendants DEAVOURS, ROBICHAUX and WADKINS met with Smith Barney officials and discussed the Fact that Oldburn was no longer allowed to trade at Smith Barney.

(13) On or about December 12, 1994, defendants BINGHAM, DEAVOURS, HUDNALL, ROBICHAUX and WADKINS met with Investors in Houston.

(14) On or about December 28, 1994, defendants DEAVOURS and ROBICHAUX signed a "Receipt of Funds" letter in the amount of $200,000.

(15) On or about January 12, 1995,defendants ROBICHAUX and WADKINS opened a securities trading account for Oldburn at heritage Capital Corporation in New York ("Heritage").

(16) On or about January 18, 1995, defendant HUDNALL opened bank accounts for Oldburn and Elderway at Compass Bank.

(17) On or about January 19, 1995, defendants DEAVOURS and ROBICHAUX signed a " Receipt of Funds" letter in the amount of $2,000,000.

(18) On or about February 1, 1995, defendant BINGHAM signed false wire transfer instructions listing Smith Barney as a beneficiary of Elderway's account at Compass Bank.

(19) On or about February 20, 1995, defendant ROBICHAUX sent a report to Switzerland that falsely described Oldburn's trading profits.

(20) On or about February 28, 1995, defendants DEAVOURS and ROBICHAUX signed a "Receipt of Funds" letter in the amount of $300,000.

(21) On or about March 20, 1995, defendant ROBICHAUX sent a report to Switzerland that falsely described Oldburn's trading profits.

(22) On or about April 6, 1995, defendant ROBICHAUX sent a report to Switzerland that falsely described Oldburn's trading profits.

(23) On or about Mach 30, 1995, defendants DEAVOURS and ROBICHAUX signed a "Receipt of Funds" letter in the amount of $200,000.

(24) On or about April 10, 1995, defendants BINGHAM, HUDNALL, DEAVOURS and ROBICHAUX met with investors in Houston.

(25) On or about April 10, 1995, defendants DEAVOURS and ROBICHAUX signed a "Receipt of Funds" letter in the amount of $500,000.

(26) On or about May 5, 1995, defendant FARRAR caused a report to be faxed to Switzerland that falsely described Oldburn's trading profits.

(27) On or about June 13, 1995, defendants BINGHAM and HUDNALL opened a second account for Elderway at Compass Bank.

(28) On or about June 26, 1995, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $100,000.

(29) On or about June 30, 1995, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $350,000.

(30) On or about July 6, 1995, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $300,000.

(31) On or about July 20, 1995, defendant FARRAR caused a report to be faxed to Switzerland that falsely described Oldburn's trading profits.

(32) On or about August 28, 1995, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $500,000.

(33) On or about September 6, 1995, defendant FARRAR caused a report to be faxed to Switzerland that falsely described Oldburn's trading profits.

(34) On or about September 21, 1995, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $200,000.

(35) On or about October 27, 1995, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $250,000.

(36) On or about November 6, 1995, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $200,000.

(37) On or about November 7, 1995, defendants BINGHAM, DEAVOURS, and HUDNALL met with investors in Houston.

(38) On or about December 29, 1995, defendants BINGHAM and HUDNALL opened a securities trading account at Sakura Dellsher, Inc. in Chicago.

(39) On or about January 8, 1996, defendants BINGHAM and HUDNALL opened a third account for Elderway at Compass Bank.

(40) On or about January 11, 1996, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $185,000.

(41) On or about March 27, 1996, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $45,000.

(42) On or about March 27, 1996, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $47,500.

(43) On or about March 28, 1996, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $142,376.

(44) On or about April 2, 1996, defendants BINGHAM and DEAVOURS signed a "Receipt of Funds" letter in the amount of $49,982.50.

In violation of Title 18, United States Code, Section 371.

                              COUNTS TWO - TWENTY
                              -------------------
                       (Wire Fraud -- 18 U.S.C. & 1343)

A. Introduction
   ------------

     1. The allegations of Section A of Count One are repeated and realleged as if fully set forth herein.

B. The Scheme to Defraud
   ---------------------

     1. From in or about April, 1994, to in or about August, 1996, in the Houston

Division of the Southern District of Texas, the defendants,

                              ALAN BRADY BINGHAM,
                               HAROLD DEAVOURS,
                              ALTON DANE HUDNALL,
                                CONNIE FARRAR,
                           CHRISTOPHER ROBICHAUX and
                                 GARY WATKINS,

each aiding and abetting one another, did knowingly devise and intend to devise a scheme and artifice to defraud investors, and for obtaining money and property by means of false and fraudulent pretenses, representations and promises.

     C.   The Manner and Means of the Scheme.
          ----------------------------------

          1. The manner and means of the scheme and artifice to defraud are set forth in paragraphs 1 through 8 of Section D of Count One, the allegations of which are repeated and realleged as if fully set forth herein.

     D.   The Execution of the Scheme.
          ---------------------------

          For the purpose of executing the aforementioned scheme to defraud and intending to do so, the defendants did transmit and cause to be transmitted in interstate and foreign commerce writings, signals and sounds, that is, on or about the dates set forth below, the defendants, directly and by aiding and abetting one another, caused investors to transfer the following sums of money by wire from banks in Europe and elsewhere outside Texas, to Smith Barney, in Houston, Texas and Compass Bank, in Houston, Texas.


COUNT       DATE         AMOUNT           SENDING BANK         RECEIVING BANK
-----       ----         ------           ------------         --------------
                        WIRED ($)                              OR INSTITUTION
                        ---------                              --------------
2         11/7/94     1,149,985.00     Basler Kantonalbank      Smith Barney
                                          Switzerland


COUNT           DATE           AMOUNT                         SENDING BANK                    RECEIVING BANK
-----           ----           ------                         ------------                    --------------
                              WIRED ($)                                                       OR INSTITUTION
                              ---------                                                       --------------
  3          11/29/94         399,985.00                 Bank in Liechtenstein                 Smith Barney
                                                             Liechtenstein

  4          12/14/94         199,985.00                 Bank in Liechtenstein                 Smith Barney
                                                             Liechtenstein

  5           1/19/95       1,999,979.00                       SGZ Bank                        Smith Barney
                                                               Germany

  6           2/27/95         299,985.00                 Bank in Liechtenstein                 Compass Bank
                                                              Liechtenstein

  7           3/30/95         199,985.00                   Banca del Gottardo                  Compass Bank
                                                              Switzerland

  8           4/10/95         499,982.50             Banca della Svizzera Italiana             Compass Bank
                                                              Switzerland

  9           6/26/95         199,988.00                  Credito Commerciale                  Compass Bank
                                                                 Italy

 10           6/30/95         349,982.00                 Volksbank Willisau AG                 Compass Bank
                                                              Switzerland

 11            7/5/95         299,985.00              Volksbank Hochschwarzwald                Compass Bank
                                                                Germany

 12           8/28/95         499,985.00               Banque Nationale de Paris               Compass Bank
                                                                France

 13           9/21/95         199,985.00                 Bank in Liechtenstein                 Compass Bank
                                                             Liechtenstein

 14          10/27/95         249,985.00                      Finter Bank                      Compass Bank
                                                              Switzerland

 15           11/6/95         199,819.90                     Credit Suisse                     Compass Bank
                                                              Switzerland

 16           1/11/96         184,984.00                    Sparkasse Moera                    Compass Bank
                                                               Germany

 17           3/27/96          44,984.00                  Vereinsbank Duisburg                 Compass Bank
                                                               Germany


COUNT       DATE       AMOUNT             SENDING BANK            RECEIVING BANK
-----       ----      ---------           ------------            --------------
                      WIRED ($)                                   OR INSTITUTION
                      ---------                                   --------------
 18       3/27/96     47,485.00     Schaffhauser Kantonalbank      Compass Bank
                                           Switzerland

 19       3/28/96    142,356.00           Cortal Bank SA           Compass Bank
                                            Luxembourg

 20       4/2/96      49,982.50             Bank Leumi             Compass Bank
                                              Israel

     In violation of Title 18, United States Code, Section 1343 and Title 18, United States Code, Sections 2(a) and 2(b).

                        COUNTS TWENTY-ONE - FORTY-NINE
                        ------------------------------
             (Money Laundering -- 18 U.S.C. (S) 1956(a)(1)(A)(i))

     1. The allegations of Section A and paragraphs 1 through 11 of Section D of Count One are repeated and realleged as if fully set forth herein.

     2. That on or about the dates set forth below, in the Houston Division of the Southern District of Texas, the defendants,

                              ALAN BRADY BINGHAM,
                              ALTON DANE HUDNALL,
                                CONNIE FARRAR,
                           CHRISTOPHER ROBICHAUX and
                                 GARY WADKINS,

did knowingly conduct and cause to be conducted the following financial transactions affecting interstate and foreign commerce, that is, transfers of money from Smith Barney, in Houston, Texas, and Compass Bank, in Houston, Texas, to banks in Liechtenstein, involving proceeds of specified unlawful activity, namely, wire fraud in violation of Title 18, United States Code, Section 1343, knowing that the property involved in the financial transactions represented the proceeds of some form of unlawful activity, and with the intent to promote the carrying on of said specified unlawful activity:


      COUNT       DATE         AMOUNT WIRED($)       SENDING BANK
      -----       ----         ---------------       ------------

       21        9/28/94            50,000.00         Smith Barney
       22       10/14/94           100,000.00         Smith Barney
       23       11/28/94            79,577.00         Smith Barney
       24       12/19/94           120,000.00         Smith Barney
       25       12/23/94           101,306.00         Smith Barney
       26         1/6/95           102,820.00         Smith Barney
       27        1/20/95           295,043.75         Compass Bank
       28         2/7/95           441,119.25         Compass Bank
       29        2/22/95           538,868.35         Compass Bank
       30         3/7/95           509,311.60         Compass Bank
       31        3/21/95           596,418.00         Compass Bank
       32         4/6/95           691,651.50         Compass Bank
       33        4/21/95           756,358.63         Compass Bank
       34         5/9/95           832,186.90         Compass Bank
       35        5/19/95           606,049.88         Compass Bank
       36         6/5/95         1,117,438.14         Compass Bank
       37         7/6/95         1,173,576.40         Compass Bank
       38        7/21/95           712,205.24         Compass Bank
       39         8/7/95         1,224,310.13         Compass Bank
       40        7/21/95           743,303.13         Compass Bank
       41        9/25/95           893,051.87         Compass Bank
       42       10/10/95         1,006,616.71         Compass Bank
       43       11/27/95           385,569.18         Compass Bank
       44       12/21/95           251,977.25         Compass Bank


     COUNT      DATE       AMOUNT WIRED     SENDING BANK
     -----      ----       ------------     ------------
                                ($)
      45       1/9/96        300,000.00     Compass Bank

      46       1/22/96       366,000.00     Compass Bank

      47       3/7/96        325,479.43     Compass Bank

      48       4/2/96        350,000.00     Compass Bank

      49       4/25/96       300,000.00     Compass Bank

     In violation of Title 18, United States Code, Section 1956(a)(1)(A)(i) and Title 18, United States Code, Sections 2(a) and 2(b).

                           COUNTS FIFTY - FIFTY-TWO
                           ------------------------
             (Money Laundering -- 18 U.S.C. (S) 1956(a)(1)(B)(i))

     1. The allegations of Section A and paragraphs 1 through 8 of Section D of Count One are repeated and realleged as if fully set forth herein.

     2. That on or about the dates set forth below, in the Houston Division of the Southern District of Texas, the defendant,

                                 GARY WADKINS,

did knowingly conduct and cause to be conducted the following financial transactions affecting interstate and foreign commerce, that is, transfers of money from Smith Barney, in Houston, Texas, and Compass Bank, in Houston, Texas, to an account at Compass Bank in the name of Sawyer Enterprises, involving proceeds of specified unlawful activity, namely, wire fraud in violation of Title 18, United States Code, Section 1343, knowing that the property involved in the financial transactions represented the proceeds of some form of unlawful activity, and knowing that the transaction was designed in whole or in part to conceal and disguise the location, source, ownership and control of the proceeds of specified unlawful activity:


     COUNT       DATE       AMOUNT TRANSFERRED     SENDING BANK
     -----       ----       ------------------     ------------
                                   ($)

      50       11/16/94             200,000.00     Smith Barney

      51       11/26/94             150,000.00     Smith Barney

      52        1/20/95             165,000.00     Compass Bank

     In violation of Title 18, United States Code, Section 1956(a)(1)(B)(i) and Title 18, United States Code, Sections 2(a) and 2(b).

                               COUNT FIFTY-THREE
                               -----------------
                  (Criminal Forfeiture -- 18 U.S.C. (S) 982)

     1. As a result of their commission of one or more of the felony offenses alleged in Counts 21 through 52 of this Indictment, which are punishable by imprisonment for more than one year, the property of the defendants, ALAN BRADY BINGHAM, ALTON DANE HUDNALL, CONNIE FARRAR, CHRISTOPHER ROBICHAUX and GARY WADKINS, described in paragraph 3 below is subject to forfeiture under 18 U.S.C.
(S) 982.

     2. The property described in paragraph 3 below is subject to forfeiture because it is involved in and traceable to property involved in violations of 18 U.S.C. (S) 1956.

     3. The property subject to forfeiture includes but is not limited to the following:

     (a)  CASH OR CURRENCY

          (i)   funds in the approximate sum of $15 million (counts 21 - 49);
          (ii) funds in the approximate sum of $515,000.00 in account number 2667163850 at NationsBank (counts 50 - 52);

     (b)  SUBSTITUTE ASSETS

          (i) If any of the property described in this paragraph, as a result of any act or omission of the defendants, ALAN BRADY BINGHAM, ALTON DANE HUDNALL, CONNIE FARRAR, CHRISTOPHER ROBICHAUX and GARY WADKINS:

                        - cannot be located upon the exercise of due diligence;
                        - has been transferred or sold to, or deposited with, a third party;
                        - has been placed beyond the jurisdiction of the court;
                        -   has been substantially diminished in value; or
                        - has been commingled with other property which cannot be divided without difficulty;

                        then any other property of the defendants, ALAN BRADY BINGHAM, ALTON DANE HUDNALL, CONNIE FARRAR, CHRISTOPHER ROBICHAUX and GARY WADKINS, is subject to forfeiture up to the value of any property described above.


                                         A TRUE BILL:


                                         ----------------------------
                                         FOREPERSON OF THE GRAND JURY


        JAMES H. PEATLEY
        UNITED STATES ATTORNEY


By:     --------------------------------
        John R. Lewis
        Assistant United States Attorney